Exhibit 99.1

Chart Industries Invests $15 million in Svante Inc. and Signs Commercial Carbon Capture MOU

Collaboration to focus on liquefaction and cryogenic separation technologies

Vancouver, BC/Atlanta, /GA, February 2, 2021 – Svante Inc. and Chart Industries Inc. (‘’Chart’’) (NYSE: GTLS), a leading global manufacturer of liquefaction and cryogenic equipment for the energy and industrial gas markets, have entered into a binding commercial Memorandum of Understanding (“MOU”). The MOU establishes how the companies will explore commercial opportunities as channel to market preferred partners and collaborate to develop an integrated carbon capture solution using Svante’s rapid adsorption technology and Chart’s cryogenic carbon capture technology to make high-purity CO2 products from industrial flue gas streams. The MOU was executed in conjunction with the completion of Chart’s investment in Svante in the amount of $15 million representing under 10% of its capital stock on a fully diluted basis. The investment was done as part of Svante’s Series D offering which closed today.

‘’Value chain partnerships with leaders like Chart have been an important part of our commercialization strategy and integral to our success marketing world-leading competitive carbon capture solutions,’’ said Claude Letourneau, President & CEO of Svante Inc. “Chart offers a great range of products and services in the CO2 cryogenic separation and liquefaction space complementary to our carbon capture proprietary equipment.”

“Yesterday’s investment in Svante and our recent acquisition of Sustainable Energy Solutions Inc. (SES) further builds partnerships to create a one-stop solution for those looking for integrated technology and equipment for carbon capture and direct air capture, liquefication and transport of CO2,’’ said Jill Evanko, President & CEO of Chart. ‘’Our air-cooled heat exchangers, brazed aluminum heat exchangers, IPSMR© refrigeration/liquefaction system and cryogenic storage/transport equipment are a significant part of the balance-of-plant within carbon capture, utilization and storage (‘’CCUS’’) projects.’’

As a value-added reseller, Svante will be part of the sales channel of Chart OEM business in CO2 products. This will allow both organizations to standardize related process equipment and offer market competitive integrated solutions to streamline the contracting process. The carbon-capture facilities will employ Svante’s solid sorbent technology to capture carbon directly from industrial post-combustion flue gases as a non-intrusive ‘’end-of-the-pipe’’ solution to produce pipeline-grade CO2 for safe transportation and storage. Additionally, there is a significant synergy potential to integrate Chart’s SES Carbon Capture Technology (“CCC”) with Svante’s technology, creating an even more cost competitive solution for obtaining or maintaining the highest purity of CO2 (99.99%).

Chart’s investment furthers access to commercial projects underway and new opportunities in the North American carbon capture market. For example, Chart will benefit from Svante’s technology currently being deployed in the field at pilot plant-scale by industry leaders in the energy and cement manufacturing sectors. The CO2MENT Pilot Plant Project – a partnership between LafargeHolcim and TOTAL S.A. – is operating a 1 tonne per day plant in Richmond, British Columbia, Canada that will re-inject captured CO2 into concrete, while the construction and commissioning of a 30 tonne per day demonstration plant was completed in 2019 at an industrial facility in Lloydminster, Saskatchewan, Canada. A 25 tonne per day demonstration plant is currently under design and construction at Chevron U.S.A. located near Bakersfield, California. It is Chart’s belief that there will be a hybrid of clean energy molecules, and that carbon capture will absolutely be needed to achieve the carbon neutrality targets that both government and private industry have stated – so we will stay fo”CCUS”ed on carbon capture options as a key part of our cleaner future.

In conjunction with this investment, the commercial trends from Chart’s recent acquisitions of SES, Worthington hydrogen trailers, Worthington microbulk and BlueInGreen’s water treatment technology and our strong fourth quarter 2020 order book (record backlog with or without big LNG), Chart anticipates increasing 2021 guidance on our year-end 2020 earnings call which is scheduled for February 18, 2021 at 9:30am eastern time. Chart’s fourth quarter of 2020 was a very strong free cash flow generating quarter, the second highest in our history, with or without big LNG. December 31, 2020 net leverage ratio was 1.70. December 31, 2020 pro forma net leverage ratio including the $15 million Svante investment is 1.77.

Jill Evanko will further discuss Chart’s investment in Svante on an investor call today, February 2, 2021 at 9:30am eastern time, utilizing the supplemental presentation which is included at the end of this press release. The conference call can be accessed by calling 877-312-9395 from the U.S. or Canada or 970-315-0456 from international locations and entering conference ID 1974344. A replay will be available from February 2, 2021 at 12:30pm eastern until February 9, 2021. The replay can be accessed by dialing 855-859-2056 from the U.S. or Canada or 404-537-3406 from international locations.

About Svante

Svante offers companies in emissions-intensive industries a commercially viable way to capture large-scale CO2 emissions from existing infrastructure, either for safe storage or to be recycled for further industrial use in a closed loop. With the ability to capture CO2 directly from industrial sources at less than half the capital cost of existing solutions, Svante makes industrial-scale carbon capture a reality. Svante’s Board of Directors includes Nobel Laureate and former Secretary of Energy, Steven Chu and CEO of OGCI Climate Investments Pratima Rangarajan. To learn more about Svante’s technology, click here or visit Svante’s website. You can also connect with us on LinkedIn or Twitter @svantesolutions.

About Chart Industries

Chart Industries, Inc. is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. Chart’s unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. At the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to LNG, hydrogen, biogas and CO2 capture amongst other applications. To learn more, visit www.chartindustries.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding pending acquisitions, completed acquisitions, cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; risks relating to the recent outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC and Quarterly Reports on Form 10-Q, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

For more information, click here:

http://ir.chartindustries.com/

Investor Relations Contacts:

Svante
Julia McKenna (Media)	Chart
jmckenna@svanteinc.com	Wade Suki
+1 (778) 985-5722	Director of Investor Relations
+1 (832) 524-7489
wade.suki@chartindustries.com